SECRETARY OF STATE
                         THE GREAT SEAL OF THE STATE OF
                                     NEVADA

                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that UCAN, INC. did on February 26, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on March 6, 1998.

     Dean  Heller
     Secretary  of  State

     By
     Certification  Clerk

THE  GREAT  SEAL  OF
THE  STATE  OF  NEVADA